UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2006 (June 20, 2006)

Rockwell Automation, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12383 (Commission File Number)	25-1797617 (IRS Employer Identification No.)

1201 South Second Street
Milwaukee, Wisconsin  53204
(Address of Principal Executive Offices) (Zip Code)

(414) 382-8499
(Registrant’s telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

                    On June 20, 2006, Rockwell Automation, Inc. (the "Company") entered into an incentive bonus arrangement (the "Bonus Arrangement") with Joseph D. Swann, Senior Vice President of the Company and President, Rockwell Automation Power Systems, in connection with the proposed sale of the Company's Power Systems business (the "Business"). The amount of the potential bonus will range from $1 million to $6 million based on the proceeds of the sale of the Business, with such bonus amount being subject to possible downward adjustment.

                    A copy of the Bonus Arrangement is filed herewith as Exhibit 10 and is incorporated herein by reference.

(Page 2 of 5 Pages)

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
	10	Incentive Bonus Letter dated June 20, 2006, between Rockwell Automation, Inc. and Joseph D. Swann

(Page 3 of 5 Pages)

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC. (Registrant)
By	/s/ Douglas M. Hagerman

Douglas M. Hagerman Senior Vice President, General Counsel and Secretary

Date: June 21, 2006 (Page 4 of 5 Pages) EXHIBIT INDEX

Exhibit Number	Description
10	Incentive Bonus Letter dated June 20, 2006, between Rockwell Automation, Inc. and Joseph D. Swann

(Page 5 of 5 Pages)